CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

EXHIBIT 10.59
AMENDED AND RESTATED PELLET SALE AND PURCHASE AGREEMENT
This Amended and Restated Pellet Sale and Purchase Agreement (the “Agreement”), entered into, dated and effective as of December 31, 2015 (the "Effective Date"), by and among The Cleveland-Cliffs Iron Company, an Ohio corporation ("CCIC"), Cliffs Mining Company, a Delaware corporation (“Mining”) (“CCIC” and “Mining” being collectively referred to herein as “Cliffs”) and AK Steel Corporation, a Delaware corporation ("AK Steel"). AK Steel and Cliffs may singularly be referred to as Party and collectively Parties.
RECITALS
WHEREAS, Cliffs, Cliffs Sales Company and AK Steel are parties to that certain Pellet Sale, Purchase and Trade Agreement dated January 1, 2006, as amended (the “Original Contract”), pursuant to which Cliffs and Cliffs Sales Company provide AK Steel with iron ore pellets in connection with AK Steel’s steel manufacturing and processing activities in Dearborn Michigan (“AK Dearborn”); and
WHEREAS, Cliffs Sales Company has merged into Mining; and
WHEREAS, there have been six amendments and term sheets amending the Original Contract and a change in ownership interest since the time the Original Contract was executed; and
WHEREAS, the Parties desire to conform all the amendments and term sheets into one comprehensive document that correctly sets forth the relationship between the Parties.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:
Section 1. - Definitions.
The terms quoted in the above parentheses of the first introductory paragraph of this Agreement and the WHEREAS clauses, other terms quoted throughout this Agreement, and the terms defined below in this Section 1 shall have the meanings assigned to them for purposes of this Agreement.
(a).    The word "ton", as used herein, shall mean a gross ton of 2,240 pounds avoirdupois natural weight.

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(b).    The word "pellets", as used herein, shall mean a product obtained by pelletizing iron ore or iron ore concentrates, suitable for iron making in blast furnaces.
(c).    The words "Tilden Flux Pellets", as used herein, shall mean pellets to which have been added sufficient quantities of limestone and dolomite so as to increase the percentage of *** content of the pellet to a minimum of *** and the percentage of *** content of the pellet to a minimum of *** (unless such specifications are changed pursuant to Section 4), such pellets being those currently produced at the Tilden Mining Company L.C. ("Tilden"), located in National, Michigan.
(d).    The words "iron unit", as used herein, shall mean one percent (1%) iron contained in a ton.
(e).    The word "year", as used herein, shall mean a calendar year.
Section 2. - Sale and Purchase.
(a).    Cliffs shall sell and by these presents does sell and shall deliver to AK Steel, the tonnages and grades of Tilden Flux Pellets or other mutually agreed pellets (the Tilden Flux Pellets and any other mutually agreed pellets collectively referred to herein as “Cliffs Pellets”) on the terms and conditions as hereinafter provided. AK Steel shall purchase and by these presents does purchase and shall receive and pay for such tonnages and grades of Cliffs Pellets on the terms and conditions as hereinafter provided.
Section 3. - Tonnage/Iron Units.
(a).    During the term of this Agreement, Cliffs shall sell to AK Steel and AK Steel shall purchase from Cliffs *** AK Steel’s annual iron ore pellet tonnage *** at AK Dearborn such *** being *** to AK Dearborn’s *** iron ore pellet tonnage ***, based on AK Dearborn’s operating configuration as of the Effective Date of this Agreement, for consumption in AK Dearborn’s iron and steelmaking facilities in any year (“AK Steel’s Annual Pellet Tonnage Requirements”).
(b).    For the years 2015 through and including ***, Cliffs shall supply to AK Steel and AK Steel shall purchase from Cliffs AK Steel’s Annual Pellet Tonnage Requirements at AK Dearborn, with a minimum annual supply and purchase obligation of *** million tons.

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 4. - Notification and Nomination.
(a).    With respect to the tonnage of Cliffs Pellets to be purchased by AK Steel for the year 2015 through and including *** (and during any years after *** in the event the Agreement is extended pursuant to Section 16), on or before October 1 of the prior year thereto, AK Steel shall notify Cliffs in writing of the preliminary total number of tons which AK Steel shall purchase from Cliffs for AK Steel Dearborn.
(b).    With respect to the preliminary tonnage nominations as provided for in Section 4(a) above, on or before April 1 of the then current year, AK Steel may, by written notification to Cliffs, adjust its preliminary tonnage nominations by not more than ***, up or down. If, by April 1 of the then current year, AK Steel shall have adjusted its preliminary tonnage nominations, then such adjusted tonnage nominations shall be deemed their final tonnage nominations for such year, and AK Steel shall be obligated to purchase such tonnage in accordance with such final tonnage nominations.
(c).    If, however, AK Steel has not adjusted its preliminary tonnage nomination as provided for above, then on or before June 1 of the then current year, AK Steel may, by written notification to Cliffs, adjust its preliminary tonnage nominations by not more than ***, up or down. Such adjusted tonnage nominations shall be deemed to be AK Steel’s final tonnage nominations for such year, and AK Steel shall be obligated to purchase such tonnage with Cliffs in accordance with such final tonnage nominations.
(d).    If no adjustment is made on or before June 1, then the preliminary tonnage nomination, as provided above, shall be deemed to be AK Steel’s final tonnage nominations for such year, and AK Steel shall be obligated to purchase such tonnages with Cliffs in accordance with such preliminary tonnage nominations.
Section 5. - Price and Adjustments.
(a).    Base Price. The 2014 price for Cliffs Pellets was $*** per iron unit F.O.B. Upper Lake Docks (as defined below).
(b).    Adjustment to Price. The price for the Cliffs Pellets shall be adjusted upward or downward as the case may be by the annual percentage change in four adjustment factors (“Price Adjustment”). In order to determine the Price Adjustment to be paid for the Cliffs Pellets for each contract year, the price per iron unit for the relevant contract year shall be increased or decreased by an amount equal to the sum of the adjustment factors (i), (ii), (iii) and (iv) below:

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(i).    Twenty-five percent (25%) of the amount obtained by multiplying the as then adjusted price per iron unit for Cliffs Pellets for the year in determination by a fraction (as converted to a decimal) determined by, using the year to year percentage change in the *** (“***”) for such year (“Year X”) calculated as follows:
*** Year X = *** Year (X-1) * (*** Price Year X / *** Price Year (X-1))
Where
*** Price Year (X-1) = Average Quarterly Price for the year prior to the year of shipping
*** Price Year X = Average Quarterly Price for the year of shipping
Quarterly Price = *** Fe - Freight Credit + Pellet Premium
*** Fe is the daily average price for a three month period that ends one (1) month before the beginning of the new quarter (i.e. September, October, and November 2014 for the quarter beginning January 1, 2015, etc.).
The Pellet Premium shall be a fixed price of $*** per dry metric ton ($*** per dry gross ton).
Freight Credit shall be based on the *** daily average freight price for the three month period that ends one (1) month before the beginning of the new quarter (i.e. September, October, and November 2014 for the quarter beginning January 1, 2015).
(A)    If for any reason the *** Fe is not published, then the *** shall be substituted with the following formula. Such formula shall be adjusted on a quarterly basis:
(1)    Average *** Substitute (“*** Year X”), as defined below (collectively “Y”).
*** Year X = *** Year (X-1) * (*** Pellet Price Year X / *** Pellet Price Year (X-1))
*** Pellet Price is the average annual pellet price per metric ton published by *** in its press release reporting on such year’s financial performance, in US dollars.
(2)    The sum of X and Y shall equal the current year’s ***, or put arithmetically:

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

X + Y = Current Year’s ***.
In the event there is no *** for the previous year, than the previous year’s *** shall be substituted in the mechanism herein:
***Year X = *** (x-1) * (*** Pellet Price Year X / *** Pellet Price Year (X-1))
(B)    For the year 2015, and for each year thereafter through and including the year ***, if either Cliffs or AK Steel determines that the *** Fe is not recognized as a common industry recognized international market price index for iron ore used to determine supply contract prices then either party may request a negotiation to define another method to determine an international market price for iron ore and a substitute for the *** Fe. The Parties have seventy-five (75) days upon written notice sent by initiating party to the other party to mutually define and agree on a new recognized international market price for iron ore. The parties may extend the negotiation period upon mutual written consent. If agreement is not reached during the negotiation period with applicable extensions then the arbitration language in the Current Agreement shall govern.
Plus;
(ii) twenty-five percent (25%) of the amount obtained by multiplying the as then adjusted price per iron unit for Cliffs Pellets for the year in determination by the fraction (as converted to a decimal) determined by,
(y)    dividing the numerator, which is the amount by which the Producer Price Index (“PPI”) - ***, published by the United States Department of Labor (the "PPI ***") for the calendar year in determination changes (up or down) from the immediately preceding calendar years PPI ***;
(z)    by the denominator, which is the immediately preceding calendar year’s PPI ***;
Plus;
(iii) twenty-five percent (25%) of the amount obtained by multiplying the as then adjusted price per iron unit for Cliffs Pellets for the year in determination by the fraction (as converted to decimal) determined by

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(y)    dividing the numerator, which is the amount by which the PPI - ***, published by the United States Department of Labor (the "PPI ***") for the calendar year in determination changes (up or down) from the immediately preceding calendar years PPI ***;
(z)    by the denominator, which is the immediately preceding calendar year’s PPI ***;
Plus;
(iv) twenty-five percent (25%) of the amount obtained by multiplying the as then adjusted price per iron unit for Cliffs Pellets for the year in determination by the fraction (as converted to decimal) determined by
(y)    dividing the numerator, which is the amount by which the PPI - ***, published by the United States Department of Labor (the "PPI ***") for the calendar year in determination changes (up or down) from the immediately preceding calendar years PPI ***;
(z)    by the denominator, which is the immediately preceding calendar year’s PPI ***.
An example of the calculation of the adjustment under this Section 5(b) is included as Exhibit I to this Agreement.
(c). Timing of Price Adjustments And True-Ups. Price Adjustments may require true-up payments ("True-Ups") based upon estimated and actual changes in the published pricing factors and indices specified in Section 5(b), at intervals set forth below.
(i) Price Adjustments. Price Adjustments shall be made as follows, and each Price Adjustment shall have prospective effect until the next Price Adjustment:
(A) Initial Adjustment. On or before December 15, Cliffs shall calculate and communicate to AK Steel in writing the Adjusted Price effective January 1 of the succeeding year ("Initial Adjustment"). The Initial Adjustment shall be calculated utilizing (1) the *** (“***”) for September, October and November as compared to the *** for the immediately preceding *** Year; and (2) the PPIs for the succeeding year as compared to the PPIs for the current year.
(B) March 15 Adjustment. On or before March 15, Cliffs shall calculate and communicate to AK Steel in writing the Adjusted Price effective April 1 (the "March 15 Adjustment"). The March 15 Adjustment shall

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

be calculated utilizing (1) the *** for the immediately preceding months of September through February, as compared to the *** for the immediately preceding *** Year; and (2) the PPIs for the current year as compared to the PPIs for the immediately preceding year.
(C) June 15 Adjustment. On or before June 15, Cliffs shall calculate and communicate to AK Steel in writing the Adjusted Price effective July 1 (the "June 15 Adjustment"). The June 15 Adjustment shall be calculated utilizing (1) the *** for the immediately preceding months of September through May, as compared to the *** for the immediately preceding *** Year; and (2) the PPIs for the current year as compared to the PPIs for the immediately preceding year .
(D) September 10 Adjustment. On or before September 15, Cliffs shall calculate and communicate to AK Steel in writing the Adjusted Price effective from August 1 through the remainder of the calendar year (the "September 15 Adjustment"). The September 15 Adjustment shall be calculated utilizing (1) the *** for the immediately preceding *** Year, as compared to the *** for the prior *** Year; and (2) the PPIs for the current year as compared to the PPIs for the immediately preceding year.
(ii).    True Ups. There shall be two true ups resulting from the publishing of final data for any calendar year: (A) the *** True Up; and (B) the PPI True Up.
(A)    *** True Up. The *** True Up shall be based on retroactive application of the Adjusted Price determined by the September 10 Adjustment to all calendar year-to-date shipments of Cliffs Pellets. Cliffs shall calculate and deliver to AK Steel an invoice stating whether such calculation results in a debit or credit to AK Steel ("*** True Up Invoice"). The *** True Up Invoice shall be delivered on or before September 15 each year. Any amounts due to or from AK Steel as a result of the *** True Up Invoice shall be due and payable on or before September 30 of the then current year.
(B)    PPI True Up. Typically in May of each year, the United States Department of Labor publishes the final PPIs for the immediately preceding calendar year. Within 15 days of publication of such final PPIs (regardless of when such publication actually occurs), Cliffs shall calculate the final Adjusted Price for the immediately preceding year and reconcile the final Adjusted Price with the price paid by AK Steel for all Cliffs Pellets purchased during the immediately preceding calendar year, and deliver to AK Steel an invoice stating whether such calculation

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

results in a debit or credit to AK Steel ("PPI True Up Invoice"). Any amounts due to or from AK Steel as a result of the PPI True Up Invoice shall be due and payable fifteen (15) days after receipt by AK Steel of such PPI True Up Invoice.
(iii)    Basis of PPls. Prior to the publication of final PPIs, the most recent estimated annual PPls published by Global Insights (or such other reputable publisher of PPI forecasts as is mutually agreed upon by the parties in writing) shall be used to calculate the Price Adjustments and *** True Up.
(iv)    No Interest on True Up Amounts. *** True Up Invoice payments and PPI True Up Invoice payments are not due and payable before the dates prescribed above. As a result, interest shall not accrue on any *** True Up Invoice or PPI True Up Invoice.
Section 6. - Delivery, Credit and Payment.
(a).    For all cargoes of Cliffs Pellets shipped to AK Steel beginning as of the date hereof, Cliffs shall retain title to the cargoes of Cliffs Pellets so shipped until AK Steel makes payment for the Cliffs Pellets. AK Steel shall pay Cliffs for each cargo of Cliffs Pellets shipped during the month by wire transfer to Cliffs on the first business day after the 14th day of the month following loading of Cliffs Pellets at the Port of Marquette, located in Marquette, Michigan, or other appropriate ore dock in the case of (“Upper Lake Docks”). Title to the Cliffs Pellets for each such cargo of Cliffs Pellets shipped shall pass to AK Steel simultaneously with receipt of payment by Cliffs for each such cargo.
(b).    In the event AK Steel shall fail to make prompt payment, Cliffs, in addition to all other remedies available to it in law or in equity, shall have the right, but not the obligation, to withhold further performance by it under this Agreement until all claims it may have against AK Steel under this Agreement are fully satisfied.
Section 7. - Grant of Security Interest.
(a).    AK Steel acknowledges and agrees that it is the intent of the parties that title to the Cliffs Pellets shall pass to AK Steel solely upon *** in accordance with the terms of this Agreement. However, to secure the payment and performance of all obligations of AK Steel due to Cliffs pursuant to this Agreement, AK Steel hereby grants, pledges and assigns to Cliffs a purchase money security interest (“PMSI”) in all of AK Steel’s right, title and interest in and to the Cliffs Pellets to the extent that AK Steel takes possession of any Cliffs Pellets in any fashion prior to making payment as required under this Agreement as well as the proceeds of any of the Cliffs Pellets, including the proceeds of any insurance related thereto (collectively, the “Collateral”).

(b).    Upon delivery of any of the Collateral to AK Steel by Cliffs, the Collateral shall be located at the addresses set forth on Attachment A hereto. AK Steel will deliver written notice to Cliffs at least thirty (30) days prior to any change in the locations of any of the Collateral.
(c).    The PMSI granted to Cliffs that attaches to a specific shipment of inventory shall automatically terminate upon the date of Cliffs’ receipt from AK Steel of payment in full for said shipment (the “PMSI Termination Date”). Prior to the applicable PMSI Termination Date, the Collateral will at all times be free and clear of any lien, security interest, mortgage, charge or encumbrance created by or through AK Steel or any of its affiliates that is senior to the security interest granted to Cliffs pursuant to this Agreement.
(d).    AK Steel hereby authorizes Cliffs to file UCC financing statements and any amendments, modifications or continuation statements thereto, as Cliffs, in its sole discretion, deems necessary or advisable to perfect its security interest in the Cliffs Pellets granted hereunder, that describes the Collateral and to include any information required for the sufficiency or filing office acceptance of any such financing statements, amendments, modifications or continuation statements. AK Steel covenants and agrees to (i) provide promptly any information requested by Cliffs for inclusion on such financing statements, amendments, modifications or continuation statements and to provide prompt notice of any change in such information and (ii) to take such further actions and duly execute and deliver such further documentation as Cliffs may request in order to fully protect its security interest in the Cliffs Pellets granted hereunder.
(e).    Prior to the applicable PMSI Termination Date, AK Steel will keep and preserve the Collateral in a commercially reasonable manner and will not use, sell or offer to sell, pledge or encumber, process, destroy or consume the Collateral.
(f).    AK Steel and Cliffs acknowledge that in the event of a default hereunder by AK Steel, Cliffs will have all the rights and remedies afforded a secured party under the Uniform Commercial Code as adopted in the State of Ohio with respect to the Collateral.
Section 8. - Analyses.
The Cliffs Pellets delivered hereunder will be sampled and analyzed by mine technicians or such independent chemists as may be mutually agreed upon, and said analyses shall be final and the weighted average of all such analyses of each grade of Cliffs Pellets delivered hereunder shall constitute the basis of settlement hereunder for such grade of Cliffs Pellets. The cost of sampling and analyzing by independent chemists, if requested by any party, shall be borne by the party requesting such sampling and analyzing.
Section 9. - Quality.
Cliffs Pellets, when loaded for shipment, will be consistent with the typical specifications and analysis limits set forth on Exhibit II. Both parties acknowledge the need for defining measurement of product characteristic capabilities and quality system requirements. The basis for agreement will be the use of statistical calculation of capabilities and a quality system based on ISO 9001:2000 requirements.
Section 10. - Shipments.
Within thirty (30) days prior to the first shipment of Cliffs Pellets of each year, Cliffs and AK Steel will establish a schedule of shipments for the Cliffs Pellets for such year, which schedule may be changed during such year by mutual agreement. In the event Cliffs and AK Steel are unable to agree upon a shipping schedule, the Cliffs Pellets will be available for shipment in approximately equal amounts over the nine month period of April through December of each year during the term of this Agreement and shipment and delivery shall be made in accordance with such availability.
Section 11. - Weights.
Vessel bill of lading weight determined by certified railroad scale weights, certified belt scale weights or certified bin scale weights in accordance with the procedures in effect from time to time at each of the loading ports shall be accepted by the parties as finally determining the amounts of the Cliffs Pellets delivered to AK Steel pursuant to this Agreement.
Section 12. - Employment of Vessels or Railroad Cars.
AK Steel shall assume the obligation for arranging, providing and paying for the appropriate vessels for the transportation of all of the Cliffs Pellets delivered by Cliffs to AK Steel.

Section 13. - Warranties.
THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE PROVISIONS OF THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MRECHANTABILITY OR FITNESS FOR INTENDED PURPOSE. All claims for substantial variance in quality of the Cliffs Pellets, as described herein, shall be deemed waived unless made in writing delivered to Cliffs within the thirty (30) calendar days after completion of discharge at port of discharge. No claim will be entertained after the Cliffs Pellets have been consumed. Each party shall afford the other party prompt and reasonable opportunity to inspect the Cliffs Pellets as to which any claim is made as above stated. The Cliffs Pellets shall not be returned without prior written consent of Cliffs. In no event shall Cliffs be liable for AK Steel’s cost of processing, lost profits, injury to good will or any other special or consequential damages.
Section 14. - Force Majeure.
Neither party hereto shall be liable for damages resulting from failure to produce, deliver or accept and pay for all or any of the Cliffs Pellets, as described herein, if and to the extent that such production, delivery or acceptance would be contrary to or would constitute a violation of any regulation, order or requirement of a recognized governmental body or agency, or if such failure is caused by or results directly or indirectly from acts of God, war, insurrections, interference by foreign powers, strikes, hindrances, labor disputes, labor shortages, fires, floods, embargoes, accidents, acts of terrorism, or uncontrollable delays at the mines, steel plant, on the railroads or docks or in transit, shortage of transportation facilities, disasters of navigation, or other causes, similar or dissimilar, if such other causes are beyond the control of the party charged with a failure to deliver or to accept and pay for the Cliffs Pellets. A party claiming a force majeure shall give the other party prompt notice of the force majeure, including the particulars thereof and, insofar as known, the probable extent and duration of the force majeure. To the extent a force majeure is claimed hereunder by a party hereto, such shall relieve the other party from fulfilling its corresponding agreement hereunder to the party claiming such force majeure, but only for the period and to the extent of the claimed force majeure, unless otherwise mutually agreed, to by the parties. The party that is subject to a force majeure shall use commercially reasonable efforts to cure or remove the force majeure event as promptly as possible to resume performance of its obligations under this Agreement.

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 15. - Notices.
All notices, consents, reports and other documents authorized and required to be given pursuant to this Agreement shall be given in writing and either personally served on an officer of the parties hereto to whom it is given or mailed, postage prepaid, or sent by electronic mail addressed as follows:

If to Cliffs:
Cliffs Mining Company
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: Executive Vice President, Global Commercial
Terrence.mee@cliffsnr.com
cc: Assistant General Counsel Commercial
susanne.dickerson@cliffsnr.com

If to AK Steel:
AK Steel Corporation
9227 Centre Pointe Drive
West Chester, OH 45069
Attn: General Manager, Raw Materials Purchasing
stephen.taylor@aksteel.com
cc: Vice President - Engineering, Raw Materials & Energy
mo.reed@aksteel.com

provided, however, that any party may change the address to which notices or other communications to it shall be sent by giving to the other party written notice of such change, in which case notices and other communications to the party giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice.
Section 16. - Term.
The initial term of this Agreement shall commence as of the Effective Date and continue in effect until ***. The Agreement shall continue annually from and after *** for the obligation of AK Steel to purchase from Cliffs and Cliffs to sell to AK Steel all of AK Steel’s Annual Pellet Tonnage Requirements pursuant to Section 3(a) above.
If either party desires to terminate this Agreement at the end of the initial term, or any year following ***, then such party shall deliver in writing notice to the other party no less than eighteen (18) months prior to the end of either (i) the initial term or (ii) *** of any year after *** (e.g. to terminate the Agreement at the end of the initial term notice must be received by *** or if for end of contract year *** then such notice must be received ***).

Section 17. - Amendment.
This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.
Section 18. - Merger, Transfer and Assignment.
(a).    AK Steel shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of AK Steel’s obligations under this Agreement. Any obligations required to be assumed by a surviving or resulting person, partnership, corporation or entity in accordance with this Section 18(b) shall be limited to the AK Steel obligations under this Agreement. AK Steel shall not sell or transfer all or substantially all of its business to any other person, partnership, corporation, joint venture or other entity ("AK Steel Transferee") unless the AK Steel Transferee assumes in writing all of AK Steel’s obligations under this Agreement.
(b).    Cliffs shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of Cliffs' obligations under this Agreement. Cliffs shall not sell or transfer all or substantially all of its iron ore business to any other person, partnership, corporation, joint venture or other entity ("Cliffs Transferee") unless the Cliffs Transferee assumes in writing all of Cliffs' obligations under this Agreement.
(c).    All the covenants, stipulations and agreements herein contained shall inure to the benefit of and bind the parties hereto and their respective successors, transferees and permitted assigns, and any of the latter's subsequent successors, transferees and permitted assigns.
Section 19. - Waiver.
No waiver of any of the terms of this Agreement shall be valid unless in writing. No waiver of any breach of any provision hereof or default under any provisions hereof shall be deemed a waiver of any subsequent breach or default of any kind whatsoever.

Section 20. - Confidentiality
(a).    Cliffs and AK Steel acknowledge that this Agreement contains certain pricing, adjustment and term provisions which are confidential, proprietary or of a sensitive commercial nature and which would put Cliffs or AK Steel at a competitive disadvantage if disclosed to the public (the "Confidential Information"). Cliffs and AK Steel agree that all provisions of this Agreement shall be kept confidential and, without the prior written consent of the other party, shall not be disclosed to any party not a party to this Agreement except as required by law or governmental or judicial order and except that disclosure of the existence of this Agreement shall not be precluded by this Section 20.
(b).    If either party is required by law or governmental or judicial order or receives legal process or court or agency directive requesting or requiring disclosure of any of the Confidential Information contained in this Agreement, such party will promptly notify the other party prior to disclosure to permit such party to seek a protective order or take other appropriate action to preserve the confidentiality of such Confidential Information. If either party determines to file this Agreement with the Securities and Exchange Commission ("Commission") or any other federal, state or local governmental or regulatory authority, or with any stock exchange or similar body, such determining party will use its best efforts to obtain confidential treatment of such Confidential Information pursuant to any applicable rule, regulation or procedure of the Commission and any applicable rule, regulation or procedure relating to confidential filings made with any such other authority or exchange. If the Commission (or any such other authority or exchange) denies such party's request for confidential treatment of such Confidential Information, such party will use its best efforts to obtain confidential treatment of the portions thereof that the other party designates. Each party will allow the other party to participate in seeking to obtain such confidential treatment for Confidential Information.
Section 21. - Governing Law.
This Agreement shall in all respects, including matters of construction, validity and performance, be governed by and be construed in accordance with the laws of the State of Ohio, excluding its choice of law principles.
Section 22. - Representations and Warranties.
(a).    AK Steel represents and warrants to Cliffs that (i) the execution and delivery of this Agreement by AK Steel and the performance of its obligations hereunder have been duly authorized by all requisite corporate action, (ii) neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder by AK Steel shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the certificate of incorporation or bylaws of AK Steel or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in a breach of or constitute a default under the material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which AK Steel is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of AK Steel or any other person or entity, and (iii) this Agreement constitutes a valid and binding obligation of AK Steel and is enforceable against AK Steel in accordance with its terms.
(b).    Cliffs represents and warrants to AK Steel that: (i) the execution and delivery of this Agreement by Cliffs and the performance of its obligations hereunder have been duly authorized by all requisite corporate actions, (ii) neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by Cliffs shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the certificate of incorporation or bylaws of Cliffs or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in the breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which Cliffs is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of Cliffs or any other person or entity, and (iii) this Agreement constitutes a valid and binding obligation of Cliffs and is enforceable against Cliffs in accordance with its terms.
Section 23. - Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 24. - Arbitration.
(a).    Upon notice by either party to the other, all disputes, claims, questions or disagreements arising out or relating to this Agreement or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules, modified as follows:

(i).	The place of arbitration shall be Cleveland, Ohio;
(ii).    Unless the parties consent in writing to a lesser number, the arbitration proceedings shall be conducted before a panel of three neutral arbitrators, one to be appointed by Cliffs, one to be appointed by AK Steel, and third to be selected by the two arbitrators. None of the arbitrators shall be an employee, officer, director or consultant of, or of a direct competitor of, AK Steel or Cliffs;
(iii).    Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy);
(iv).    Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party may rely or otherwise which may be relevant in support of or in opposition to any claim or defense; any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive; and all discovery shall be completed within 45 days following the appointment of the arbitrators;
(v).    In connection any arbitration arising out of this Agreement, the arbitrators shall have no authority to alter, amend, or modify any of the terms and conditions of this Agreement, and further, the arbitrators may not enter any award that alters, amends or modifies terms or conditions of this Agreement in any form or manner;
(vi).    The arbitration shall be “Baseball Style” wherein each party shall submit to the arbitrators and exchange with each other in advance of the hearing their last, best offers. The arbitrators shall be limited to awarding only one or the other of the two figures submitted;
(vii).    The award or decision shall be made within nine months of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment; provided, however, that this time limit may be extended by written agreement signed by both parties or by the arbitrators, if necessary; and

(viii).    In connection with any arbitration related to this Agreement, each party shall be responsible for its own costs and expenses, and the parties will equally split the cost of conducting the arbitration itself.
(b).    The judgment of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered and enforced by any court of the United States or any state thereof.
Section 25. - Entire Agreement
This agreement, the Recitals and the Exhibits attached to this Agreement (all of which shall be deemed to be incorporated into the Agreement and made a part hereof) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings or letters of intent among any of the parties hereto with respect to AK Dearborn.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

CLIFFS MINING COMPANY		AK STEEL CORPORATION
By:	/s/ Terrence R. Mee	By:	/s/ Maurice Reed
Name:	Terrence R. Mee	Name:	Maurice Reed
Title:	Sr. Vice President	Title:	VP Engineering, Raw Materials & Energy

THE CLEVELAND-CLIFFS IRON COMPANY
By:	/s/ Terrence R. Mee
Name:	Terrence R. Mee
Title:	Vice President

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

EXHIBIT I
CLIFFS MINING COMPANY
AK STEEL CORPORATION
EXAMPLE OF ANNUAL PELLET PRICE CALCULATION
2015 PELLET PRICE CALCUTION
(Some values are estimated for illustrative purposes only.)

QUARTERLY PRICE	Q1 2015	Q2 2015	Q3 2015	Q4 2015
***	***	***	***	***
Freight Credit	***	***	***	***
Pellet Premium	***	***	***	***
Quarterly Price	***	***	***	***

*** (AVERAGE QUARTERLY PRICE)	2015
***	***
Freight Credit	***
Pellet Premium	***
***	***

***
*** 2015 = *** 2014 * (*** 2015 / *** 2014)

***

PRICE ADJUSTMENT
2014 Base Price per iron unit F.O.B. Port of Marquette (A)		***
	(B)	(C)	(D) = (C) - (B)	(E) = (D) / (B)	(F) = (E) * (A)	(G)	(H) = (F) * (G)
	2014	2015	Change	% Change	Price Adj.	Weight	Adjustment
***	***	***	***	***	***	25%	***
PPI - ***	***	***	***	***	***	25%	***
PPI - ***	***	***	***	***	***	25%	***
PPI - ***	***	***	***	***	***	25%	***
Total Price Adjustment							***

Base Price per iron unit F.O.B. Port of Marquette from Prior Year		***
Total Price Adjustment		***
2015 Final Price per iron unit F.O.B. Port of Marquette		***

CLEVELAND-CLIFFS INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

EXHIBIT II
CLIFFS MINING COMPANY
AK STEEL CORPORATION
PELLET TYPICAL ANALYSIS AS LOADED TO VESSEL FOR SHIPMENT

	Report	TILDEN HEMATITE			TILDEN MAGNETITE
	Frequency	Typical	Minimum	Maximum	Typical	Minimum	Maximum
Moisture	V	***			***
A. DRY CHEMICAL ANALYSIS
Fe	V	61.5	***		61.3	***
SiO2	V	***	***	***	***	***	***
AI2O3	V	***			***
CaO	V	***	***	***	***	***	***
MgO	V	***	***	***	***	***	***
Mn	V	***			***
Phos	V	***		***	***		***
Na2O	Q	***			***
K2O	Q	***			***
B. SIZING, Wt. %
% + 1/2"	V	***		***	***		***
% - 1/2" x + 3/8"	V	***	***		***	***
% - 3/8" x + 1/4"	V	***
% - 1/4"	V	***		***	***		***
C. TUMBLE TEST
% + 1/4" before tumble	V	***	***		***
% + 1/4" after tumble	V	***	***		***	***
Q Index	V	***			***
Tumble Index - 28 mesh	V	***			***
D. COMPRESSION TEST
Minus 1/2" by plus 3/8"	V	***	***		***	***

LETTER "V" DENOTES THAT ANALYSIS TO BE PROVIDED ON EACH VESSEL SHIPMENT OF PELLETS
LETTER "Q" DENOTES THAT ANALYSIS TO BE PROVIDED ON A COMPOSITE SAMPLE OF QUARTERLY VESSEL SHIPMENTS